SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


      Date of Report:........................September 5, 1997
     (Date of Earliest Event Reported):.....(August 7, 1997)


                         Teltronics, Inc.
  -------------------------------------------------------------
     (Exact Name of Registrant as specified in its charter)


   Delaware                   0-17893             59-2937938
  -------------------------------------------------------------
  (State or other     (Commission File Number)    (IRS Employer
  jurisdiction                                   Identification
  of Incorporation)                                Number)


  2150 Whitfield Industrial Way, Sarasota, Florida 34243-9706
  -------------------------------------------------------------
     (Address of principal executive offices)      (Zip code)



Registrant's telephone number, including area code: (941) 753-5000










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     ITEM 5. OTHER EVENTS.

             Registrant has engaged Dougherty Funding LLC to assist the Registrant in the structure and funding of future acquisitions of communication, computer and technology related companies that the Registrant may seek to acquire. Dougherty Funding LLC is an affiliate of Dougherty Financial Group LLC, a Minneapolis, Minnesota based financial services company which, through its affiliates, provides underwriting and financial advisory services to government and corporate clients in 38 states, as well as securities brokerage services to investors nationwide. Under the engagement, Dougherty Funding LLC expects to privately place on a best efforts basis up to $100,000,000 of debt financing over a two year period for a fee calculated based upon percentages of the aggregate debt placed during the term of the engagement.

             Currently, there are no definitive understandings or written agreements in force with any prospective debt investor or acquisition candidate. There can be no assurance that Dougherty Funding LLC or the Registrant will be successful in identifying and consummating a transaction or transactions with any prospective acquisition candidate(s). Further, there can be no assurance that Dougherty Funding LLC will be successful in identifying any qualified, prospective debt investor(s) or that, if identified, Dougherty Funding LLC will be successful in consummating the placement of the Registrants' debt with any such qualified prospective investor(s) on terms and conditions satisfactory to the Registrant.

             There are numerous other provisions in the engagement letter filed as an Exhibit to this Report on Form 8-K which are important in order to derive the full understanding of the engagement of Dougherty Funding LLC by the Registrant. The above summary is qualified in its entirety by reference to the text and the terms and conditions of the engagement letter filed as an Exhibit to this Report on Form 8-K.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             Listed below the financial statements, pro forma financial information and exhibit, if any, filed as a part of this Report.

     EXHIBITS:

     99.1    Engagement Letter among Teltronics, Inc., Frederick
             L. Morris and Dougherty Funding LLC, dated August 7, 1997










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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Teltronics, Inc.
                               (Registrant)

Dated: September 5, 1997       By:  Ewen R. Cameron
                                    President and Chief Executive Officer